SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   MAY 24, 2007



                            WORLDWATER & POWER CORP.
                            ------------------------

               (Exact Name of Registrant as specified in charter)

              Delaware                    0-16936              33-0123045
        --------------------            -----------         ----------------
     (State or other jurisdic-         (Commission           (IRS Employer
       tion of incorporation)           File Number)       Identification No.)


     Pennington Business Park, 55 Rt. 31 South, Pennington, NJ       08534
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           (Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                 Not applicable
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         (Former name or former address, if changed since last report.)

ITEM 8.01   OTHER EVENTS.

(a) On May 29, 2007, WorldWater & Power Corp. (the "Company") issued a press release announcing the signing of a Letter of Intent with ENTECH, Inc., which Letter of Intent outlines the terms of the proposed acquisition of ENTECH, Inc. by the Company. A copy of the press release is furnished as Exhibit 99.1 to this report.

(b) The Company held the Annual Meeting of Stockholders on May 24, 2007. The holders of a majority of the votes entitled to be cast by all holders of the Company's Common Stock were not present at the meeting in person or by proxy and therefore a quorum for the transaction of business at the Annual Meeting was not present. The Company will resolicit proxies for a Special Meeting of Stockholders to be held on July 24, 2007.



ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit 99.1     -     Press Release dated May 29, 2007.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & POWER CORP.


By:  /s/ Quentin T. Kelly
-----------------------------------------------
     Quentin T. Kelly
     Chairman and
     Chief Executive Officer


Date: May 30, 2007

                                                                 EXHIBIT 99.1


[WORLDWATER & POWER CORP. LOGO]



                                         FOR RELEASE ON 5/29/07 AT 7:00 A.M. EDT


  WORLDWATER & SOLAR TECHNOLOGIES ANNOUNCES SIGNING OF NEW LETTER OF INTENT WITH
                                     ENTECH

                  Parties  Anticipate  Closing  During  Summer
                  --------------------------------------------


PENNINGTON, N.J. - May 29, 2007 - WorldWater & Solar Technologies Corp. (OTC BB:
WWAT.OB) (formerly WorldWater & Power Corp.), developer and marketer of proprietary high-power solar systems, today announced that Chairman and CEO Quentin T. Kelly and ENTECH, Inc. Vice President - Corporate Business Robert R. Walters signed a final Letter of Intent defining the terms for the acquisition of ENTECH, Inc., developer and manufacturer of advanced solar concentrating technology. The definitive agreement is expected to be completed before the end of the second quarter, with closing scheduled soon thereafter. As part of the agreement, WorldWater will pay ENTECH shareholders $6.3 million in cash consideration along with $12 million in WorldWater common stock. The deal also includes earn-out provisions for ENTECH's stockholders and management if certain performance benchmarks are met. Additional terms were not disclosed.

"We greatly appreciate our shareholders' patience as we worked hard to structure an appropriate transaction this past year," stated Quentin T. Kelly, Chairman and CEO. "While it has clearly taken longer than expected to finalize the terms of this important acquisition, we remain very excited about the opportunities that ENTECH brings to WorldWater. ENTECH's solar concentrator technology greatly enhances the efficiency of large solar applications, utilizing 95% less silicon to generate power than required by conventional flat plate solar modules. As a combined entity, we can provide solar systems capable of generating and delivering electrical and thermal energy at a price competitive with the grid - even before rebates. We have been working with ENTECH on a number of megawatt and multi-megawatt RFPs and look forward to consummating this transaction in the very near future. This is an exciting time for our two companies."


ABOUT  WORLDWATER  &  SOLAR  TECHNOLOGIES  CORP:
------------------------------------------------
WorldWater & Solar Technologies Corporation is a full-service, international solar electric engineering and water management company with unique, high-powered and patented solar technology that provides solutions to a broad spectrum of the world's electricity and water supply problems. For more information about WorldWater & Solar Technologies Corp., visit the website at www.worldwater.com.
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                                                                          --More

ABOUT  ENTECH,  INC.
--------------------
ENTECH provides advanced solar energy technology for a variety of applications, ranging from daylighting systems for commercial buildings to solar power arrays for spacecraft. The company's patented solar power systems produce electricity from sunlight for applications on Earth (terrestrial power) and in space (spacecraft power). ENTECH's Fresnel lenses capture sunlight and focus it onto small solar cells, thereby reducing electricity costs compared to conventional flat-plate (planar) solar energy approaches. Additional information can be found at www.entechsolar.com.
           -------------------

FORWARD  LOOKING  STATEMENTS:
Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB and its quarterly reports on Form 10-QSB both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.
                                       ###

    WORLDWATER & SOLAR TECHNOLOGIES CONTACT: Jessie Sullivan: (609) 818-0700 X20
                                                        JSullivan@worldwater.com
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                                     PRESS CONTACT: Mike Breslin Productions LLC
                                                    Mike Breslin: (201) 652-1287
                                                                   mbrez@aol.com
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